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                                                                      EXHIBIT 5

             Opinion and consent of Brobeck, Phleger & Harrison LLP



                                July 29, 1996



SHAMAN PHARMACEUTICALS, INC.
213 East Grand Avenue
South San Francisco, CA 94080

                  RE: SHAMAN PHARMACEUTICALS, INC. -- REGISTRATION STATEMENT FOR
                      OFFERING OF 450,000 SHARES OF COMMON STOCK

Ladies and Gentlemen:

                  We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 450,000 shares of the Common Stock of Shaman Pharmaceuticals, Inc. (the "Company") to be issued under the Company's 1992 Stock Option Plan (the "Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the provisions of the Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,


                                      /s/ Brobeck, Phleger & Harrison LLP
                                          BROBECK, PHLEGER & HARRISON LLP